AZZ Inc. Reports Fiscal Year 2024 First Quarter Results

Strong Sales and Adjusted EBITDA
Reaffirming Fiscal 2024 Full Year Guidance

July 7, 2023 - FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), the leading independent provider of hot-dip galvanizing and coil coating solutions, today announced financial results for the first quarter ended May 31, 2023.
First Quarter Overview (results from continuing operations(1),(2)):
◦Sales of $390.9 million, up 88.7% versus prior year, up 16.2% sequentially
▪Metal Coatings sales of $168.8 million up 3.3% versus prior year and 13.0% sequentially
▪Precoat Metals sales of $222.1 million, up 18.7% sequentially
◦Diluted EPS of $0.98, up 58.1% versus prior year, up 553.3% sequentially; Adjusted EPS of $1.14, up 3.6% versus prior year, up 280.0% sequentially
◦Net Income of $28.5 million, up 85.8% versus prior year, up 284.0% sequentially; Adjusted net income of $33.4 million, up 18.4% versus prior year, up 337.4% sequentially
◦Adjusted EBITDA $85.4 million or 21.8% of sales, up 62.6% versus prior year
◦EBITDA margin for Metal Coatings 30.7% and Precoat Metals 19.4% up sequentially by 370 and 560 bps respectively
◦Paid down debt of $20.0 million, resulting in net leverage of 3.5 times

(1) First quarter fiscal 2024 Precoat Metals included results for the full quarter compared to only 2 weeks of results for the first quarter of fiscal 2023.
(2) Adjusted Net Income, Adjusted EPS, and Adjusted EBITDA are non-GAAP financial measure as defined and reconciled in the tables below.

Tom Ferguson, President and Chief Executive Officer of AZZ, commented, "Our first quarter results reflect the strength of our Metal Coatings business coupled with a full quarter of Precoat Metals. On a sequential basis, sales grew by 16%, and Adjusted EBITDA increased by 49%. Our teams executed well, resulting in continued sales momentum in both segments. Metal Coatings generated EBITDA margin of 30.7%, above our targeted EBITDA range of 25-30%. I am encouraged by the actions we have taken at Precoat Metals to address operational inefficiencies, caused by excessively high customer inventories at most plants, allowing us to deliver 560 bps of sequential improvement in margins. Through a disciplined focus on working capital, we paid down debt of $20.0 million in what is typically a high cash consuming quarter. This positions us well to attain the $75-$100 million of debt reduction we are targeting for this fiscal year."

"Our business is on track this year to deliver solid sales and Adjusted EBITDA growth. While we are seeing softness in certain end markets, we expect to benefit from continued secular tailwinds supported by infrastructure and renewables spending, reshoring of manufacturing, and continued migration to more environmentally friendly pre-painted steel and aluminum. Additionally, our new plant construction in Washington, Missouri is proceeding ahead of schedule and tracking to budget. I want to thank our entire AZZ team for their dedicated performance in the first quarter of fiscal year 2024," concluded Ferguson.

Fiscal Year 2024 First Quarter Segment Performance

AZZ Metal Coatings
Sales increased year-over-year by 3.3% to $168.8 million, with quarterly sequential growth of 13.0%. Sequential sales increased on higher volume and continued price realization. EBITDA of $51.9 million or 30.7% of sales was above our 25-30% targeted EBITDA range.

AZZ Precoat Metals
Sales of $222.1 million increased 18.7% on a sequential basis. The sequential sales increase was primarily driven by seasonally improved volume, value-pricing initiatives, and a shift in sales mix for Precoat Metals. EBITDA of $43.2 million or 19.4% of sales represents a 560 basis point sequential improvement and was within our 17-22% targeted EBITDA range. We implemented plans to address production efficiencies and these plans are starting to deliver results.

Balance Sheet, Liquidity and Capital Allocation
The Company generated year-to-date operating cash flow of $46.9 million through solid earnings and prudent management of working capital. At the end of the first quarter, net leverage was 3.5x LTM EBITDA, which improved approximately 0.7x in the twelve months following the acquisition of Precoat Metals. During the first quarter, the Company paid down debt of $20.0 million and returned cash to shareholders through cash dividend payments totaling $7.8 million. Capital expenditures were $17.0 million during the quarter, and fiscal year 2024 capital expenditures are still expected to be approximately $80 million, which includes $30 million in cash outlays for AZZ's new coil coating plant in Washington, Missouri.

Financial Outlook - Reaffirming Fiscal Year 2024 Guidance
Management reaffirms fiscal year 2024 guidance:
◦Sales of $1.40 billion to $1.55 billion
◦Adjusted EBITDA of $300-$325 million
◦Adjusted earnings per diluted share of $3.85-$4.35(1)

Fiscal year 2024 guidance reflects higher interest expense, dividends on our Series A Preferred Stock, and the impact of an annualized effective tax rate of approximately 24%. This reflects our best estimates given expected market conditions for the full year, and does not include the impact of future acquisitions or divestitures, related expenditures, or any federal regulatory changes that may emerge.

(1) Fiscal Year 2024 guidance excludes equity in earnings on the investment in the AIS joint venture.

Conference Call Details
AZZ Inc. will conduct a live conference call with Tom Ferguson, Chief Executive Officer, and Philip Schlom, Chief Financial Officer to discuss financial results for the first quarter of fiscal year 2024, Monday, July 10, 2023, at 11:00 A.M. ET. Interested parties can access the conference call by dialing (844) 855-9499 or (412) 317-5497 (international). A webcast of the call will be available on the Company’s Investor Relations page at http://www.azz.com/investor-relations.

A replay of the call will be available at (877) 344-7529 or (412) 317-0088 (international), replay access code: 4865769, through July 17, 2023, or by visiting http://www.azz.com/investor-relations for the next 90 days.

There will be a slide presentation accompanying the first quarter conference call. The Company’s slide presentation for the call will be available on the Investor Relations page at http://www.azz.com/investor-relations.

About AZZ Inc.

AZZ Inc. is the leading independent provider of hot-dip galvanizing and coil coating solutions to a broad range of end-markets. Collectively, our business segments provide sustainable, unmatched metal coating solutions that enhance the longevity and appearance of buildings, products and infrastructure that are essential to everyday life.

Safe Harbor Statement

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” ”could,” “should,” “expects,” “plans,” “will,” “might,” “would,” “projects,” “currently,” “intends,” “outlook,” “forecasts,” “targets,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial, and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Forward-looking statements speak only as of the date they are made and are subject to risks that could cause them to differ materially from actual results. Certain factors could affect the outcome of the matters described herein. This press release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand for our products and services, including demand by the construction markets, industrial markets, and the metal coatings markets. We could also experience additional increases in labor costs, components and raw materials, including zinc and natural gas, which are used in our hot-dip galvanizing process; supply-chain vendor delays; customer requested delays of our products or services; delays in additional acquisition opportunities; an increase in our debt leverage and/or interest rates on our debt, of which a significant portion is tied to variable interest rates; availability of experienced management and employees to implement AZZ’s growth strategy; a downturn in market conditions in any industry relating to the products we inventory or sell or the services that we provide; economic volatility, including a prolonged economic downturn or macroeconomic conditions such as inflation or changes in the political stability in the United States and other foreign markets in which we operate; acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions. AZZ has provided additional information regarding risks associated with the business, in Part I, Item 1A. Risk Factors, in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2023, and other filings with the Securities and Exchange Commission (“SEC”), available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:
David Nark, Senior Vice President of Marketing, Communications and Investor Relations
AZZ Inc.
(817) 810-0095
www.azz.com

Investor Contact:
Sandy Martin / Phillip Kupper
Three Part Advisors
(214) 616-2207
www.threepa.com

---Financial tables on the following page---

AZZ Inc.
Condensed Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended May 31,
	2023	2022
Sales	$390,873	$207,134
Cost of sales	293,854	147,081
Gross margin	97,019	60,053

Selling, general and administrative	31,523	32,144
Operating income	65,496	27,909

Interest expense	28,706	7,472
Equity in (earnings) of unconsolidated subsidiaries	(1,420)	—
Other (income) expense, net	38	(27)
Income from continuing operations before income taxes	38,172	20,464
Income tax expense	9,650	5,111
Net income from continuing operations	28,522	15,353
Income from discontinued operations, net of tax	—	8,724
Net income from discontinued operations	—	8,724
Net income	28,522	24,077
Dividends on preferred stock	(3,600)	—
Net income available to common shareholders	$24,922	$24,077
Basic earnings per share
Earnings per common share from continuing operations	$1.00	$0.62
Earnings per common share from discontinued operations	$—	$0.35
Earnings per common share	$1.00	$0.97
Diluted earnings per share
Earnings per common share from continuing operations	$0.98	$0.62
Earnings per common share from discontinued operations	$—	$0.34
Earnings per common share	$0.98	$0.96

Weighted average shares outstanding - Basic	24,940	24,709
Weighted average shares outstanding - Diluted	29,150	25,675

AZZ Inc.
Segment Reporting
(dollars in thousands)
(unaudited)

	Three Months Ended May 31,
	2023	2022
	(In thousands)
Sales:
Metal Coatings	$168,794	$163,443
Precoat Metals	222,079	43,691
Total sales	$390,873	$207,134

EBITDA(1)
Metal Coatings	$51,862	$53,669
Precoat Metals	43,156	9,829
Infrastructure Solutions(2)	1,398	—
Total Segment EBITDA(3)	$96,416	$63,498

(1) See the Non-GAAP disclosure section below for a reconciliation between the various measures calculated in accordance with GAAP to the non-GAAP financial measures.
(2) Infrastructure Solutions segment includes the Company’s equity in earnings from its investment in the AVAIL joint venture, as well as other expenses related to receivables that were retained by the Company following the sale of the AIS business.

(3) Total segment EBITDA excludes Corporate EBITDA.

AZZ Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)
(unaudited)
	As of
	May 31, 2023	February 28, 2023
Assets:
Current assets	$408,489	$417,416
Property, plant and equipment, net	504,032	498,503
Other assets, net	1,293,456	1,305,560
Total assets	$2,205,977	$2,221,479

Liabilities and Shareholders’ Equity:
Current liabilities	$180,107	$187,240
Long-term debt, net	1,040,841	1,058,120
Other liabilities	113,656	122,659
Shareholders' Equity	871,373	853,460
Total liabilities and shareholders' equity	$2,205,977	$2,221,479

AZZ Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Three Months Ended May 31,
	2023	2022
Net cash provided by operating activities of continuing operations	$46,893	$21,675
Net cash used in investing activities of continuing operations	(17,027)	(1,304,953)
Net cash provided by (used in) financing activities of continuing operations	(29,545)	1,368,939
Cash used in discontinued operations	—	304
Effect of exchange rate changes on cash	737	(49)
Net increase in cash and cash equivalents	1,058	85,916
Cash and cash equivalents at beginning of period	2,820	15,082
Less: Cash and cash equivalents from discontinued operations at end of year	—	(3,000)
Cash and cash equivalents from continuing operations at end of period	$3,878	$97,998

AZZ Inc.
Non-GAAP Disclosure
Adjusted Net Income, Adjusted Earnings Per Share and Adjusted EBITDA

In addition to reporting financial results in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), we provided adjusted net income and adjusted earnings per share, (collectively, the “Adjusted Earnings Measures”), which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency when comparing operating results across a broad spectrum of companies, which provides a more complete understanding of our financial performance, competitive position and prospects for future capital investment and debt reduction. Management also believes that investors regularly rely on non-GAAP financial measures, such as adjusted net income and adjusted earnings per share, to assess operating performance and that such measures may highlight trends in our business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP.
Management also provides EBITDA and Adjusted EBITDA, which are non-GAAP measures. Management defines EBITDA as earnings excluding depreciation, amortization, interest and provision for income taxes. Adjusted EBITDA is defined as earnings excluding depreciation, amortization, interest, provision for income taxes and acquisition and transaction related expenses. Management believes EBITDA and Adjusted EBITDA are used by investors to analyze operating performance and evaluate the Company's ability to incur and service debt and its capacity for making capital expenditures in the future. EBITDA and Adjusted EBITDA are also useful to investors to help assess the Company's estimated enterprise value. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare the Company's financial results during the periods shown without the effect of each of these adjustments.

Management provides non-GAAP financial measures for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider these measures in addition to, but not instead of or superior to, the Company's financial statements prepared in accordance with GAAP. These non-GAAP financial measures may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

The following tables provides a reconciliation for the three months ended May 31, 2023 and 2022 between the various measures calculated in accordance with GAAP to the Adjusted Earnings Measures, which are shown net of tax (dollars in thousands, except per share data):

Adjusted Net Income and Adjusted Earnings Per Share from Continuing Operations

	Three Months Ended May 31,
	2023		2022
	Amount	Per Diluted Share(1)	Amount	Per Diluted Share(1)
Net income from continuing operations	$28,522		$15,353
Less: preferred stock dividends	(3,600)		—
Net income from continuing operations available to common shareholders	24,922		15,353
Impact of after-tax interest expense for convertible notes	—		547
Impact of preferred stock dividends	3,600		—
Net income and diluted earnings per share from continuing operations	28,522	$0.98	15,900	$0.62
Adjustments:
Acquisition and transaction-related expenditures(2)	—	—	12,614	0.49
Amortization of intangible assets	6,355	0.22	3,541	0.14
Subtotal	6,355	0.22	16,155	0.63
Tax impact(3)	(1,525)	(0.05)	(3,877)	(0.15)
Total adjustments	4,830	0.17	12,278	0.48
Adjusted net income and adjusted earnings per share from continuing operations(4)	$33,352	$1.14	$28,178	$1.10

Weighted average shares outstanding - Diluted		29,150		25,675

(1) Earnings per share amounts included in the table above may not sum due to rounding differences.
(2) Includes expenses related to the Precoat Metals acquisition and the divestiture of 60% of the AVAIL joint venture.
(3) The non-GAAP effective tax rate for each of the periods presented is estimated at 24.0%.
(4) Adjusted net income from continuing operations includes $1.4 million of equity in earnings from the AVAIL joint venture for the three months ended May 31, 2023.

Adjusted EBITDA from Continuing Operations

	Three Months Ended May 31,
	2023	2022
Net income from continuing operations	$28,522	$15,353
Interest expense	28,706	7,472
Income tax expense	9,650	5,111
Depreciation and amortization	18,523	11,973
Acquisition and transaction-related expenditures	—	12,614
Adjusted EBITDA from continuing operations	$85,401	$52,523

EBITDA from Continuing Operations by Segment

	Three Months Ended May 31,
	2023	2022
Metal Coatings
Operating income	$45,470	$45,270
Depreciation and amortization expense	6,416	8,389
Other income (expense)	(24)	10
EBITDA	$51,862	$53,669

Precoat Metals
Operating income	$37,691	$6,648
Depreciation and amortization expense	5,465	3,181
EBITDA	$43,156	$9,829

Infrastructure Solutions
Operating loss	$(22)	$—
Equity in earnings of unconsolidated subsidiaries	1,420	—
EBITDA	$1,398	$—

Corporate
Operating loss	$(17,643)	$(24,009)

Consolidated operating income	$65,496	$27,909